Exhibit 99.1

This presentation contains certain forward-looking information about First California that is intended to be covered by the safe harbor for "forward-looking statements" provided by the
Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, and include statements related to the ongoing integration of the bank’s people and culture, implementation of First California’s new marketing and brand development strategy, potential acquisitions, the expansion in services and products offered to First California customers, the creation of operating efficiencies adding new branch locations, strategy for attracting and retaining employees and long-term growth plans. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of First California. First California cautions that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to, the impact of the current national and regional economy on small business loan demand in Southern California, loan delinquency rates, the ability of First California and First California Bank to retain customers, interest rate fluctuations and the impact on margins, demographic changes, demand for the products and services of First California and First California Bank, as well as their ability to attract and retain qualified people and competition with other banks and financial institutions. If any of these risks or uncertainties materialize or if any of the assumptions underlying such forward-
looking statements prove to be incorrect, First California's results could differ materially from those expressed in, or implied or projected by such forward-looking statements. First
California assumes no obligation to update such forward-looking statements. For a more complete discussion of risks and uncertainties, investors and security holders are urged to read the section titled "Risk Factors" in First California's Annual Report on Form 10-K and any
other reports filed by it with the Securities and Exchange Commission ("SEC").
Safe Harbor Statement

Today’s Agenda Company overview Current issues: - Credit - Financial performance - Net interest margin - Capital Outlook summary 3

Company Overview
at June 30, 2008

Traded NASDAQ: FCAL
Total assets exceeding $1.1 billion
Shares outstanding: 11.5 million
52-Week range: $5.17 - $11.84
12 branches and 1 LPO in Southern California
Formed in March 2007 through the merger of two
holding companies and their three successful banks
Focused on the commercial market, particularly on
banking small and middle-sized businesses
Serves dynamic markets of coastal communities along
the Pacific Ocean in Los Angeles, Orange and Ventura
counties

Our Marketplace 5

Competitive Strategy
To be the bank of choice and the first
alternative to the major banks for
businesses and professionals in Los
Angeles, Orange and Ventura county
areas of California.
-
attract core deposit business relationships with cash
management products and branch footprint
-
experienced lenders in all offices and markets

Conservative credit culture Experienced credit administration team Diversified & granular loan portfolio Low non-performing loan level No exposure to sub-prime loans Quality Loan Portfolio 7

Stable Asset Quality
(in thousands)
Past Due Loans
30-89 Days
90 Days
Nonaccrual
Total Past Due & NAL
Repossessed Per. Prop.
Other Real Est. Owned
Total Foreclosed Prop.
Q2 2008
$   1,502
$   1,081
$   6,627
$   9,210
$ 154
-
$ 154
Q1 2008   Q4 2007      Q3 2007
$   4,646
$   1,480
$   5,720
$ 11,846
$ 161
-
$ 161
$   4,746
$   2,848
$   5,720
$ 13,314
$ 197
-
$ 197

$   3,668
$      890
$   5,720
$ 10,278
$ 244
-
$ 244

Strong Asset Quality
Relative to Peers
FCAL
Peers
1Q 2008
0.93%
1.67%
4Q 2007
1.13%
1.28%
3Q 2007
0.87%
0.97%
2Q 2007
0.94%
0.82%
Non-current loans + OREO as % of gross loans + OREO
Source: Uniform Bank Performance Report – Banks with assets between $1 billion and $3 billion

Loan Portfolio Management

Construction portfolio:
-
New appraisals obtained on almost all loans
- Lowering sale prices where necessary to be in-line with market
- Provided performance benchmarks and incentives
- Getting commitments from borrowers to lower balances and pay interest from sales proceeds and borrower contributions
CRE portfolio:
- Weighted average LTV of 62% and DCR of 152 at 6/30/08
- Stress tests performed & current rent rolls and operating
statements obtained
C & I portfolio:
-
Monitoring real estate-reliant clients

Average Loan Size (as of June 30, 2008) Number Dollars Commercial RE 322 $ 865,000 Multifamily RE 70 $ 662,000 Const. & land 57 $ 2,644,000 C&I 766 $ 288,000 11

Residential Construction
(in millions)
County Commitment Outstanding
Los Angeles
$   109.1 $     71.6
Orange
$       4.9 $       3.4
Ventura
$       9.8 $       9.3
Riverside
$       3.0 $       2.8
Santa Barbara
$     18.4 $     13.8
TOTAL
$   145.2 $   100.9

Past due and non-accrual loans have remained stable
for last 5 quarters – 4 non-accrual loans at 6/30/08
C & I and CRE product lines remain strong
Weakness in residential construction market and land
values less severe in our coastal community markets as
compared to inland areas of California
Residential construction exposure expected to decline
remainder of 2008 from payoffs and paydowns
Expect to increase market share by obtaining new
customers from financially troubled competitors
Loan Portfolio Outlook

Financial Performance Overview
Net income of $7.1 million for 2007 - $0.66 diluted EPS
Net income of $3.5 million YTD 2008 - $0.30 diluted EPS
Net interest margin expansion to 4.17% in 2nd Qtr. 2008
vs. 4.14% in 1st Qtr. 2008
Well-capitalized – 12.59%* total risk-based capital ratio
$2.78 million, or 311,000, of shares repurchased below
book value in last 3 quarters
* Preliminary June 30, 2008 First California Bank capital ratio

Stable Net Interest Margin
in a Volatile Environment
FCAL NIM
3-month
LIBOR
2Q 2008
4.17%
2.94%
1Q 2008
4.14%
3.31%
4Q 2007
4.34%
5.11%
3Q 2007
4.77%
5.47%
FCAL NIM vs. 3-month LIBOR
3-month LIBOR is quarterly average.

Cost of Funds
Six Months
2008
Six Months
2007
Cost of all deposits*
1.99% 2.49%
Cost of borrowings
4.11% 5.66%
Cost of all funds*
2.49% 3.96%
*Includes interest bearing and non-interest bearing deposits
.

Loan Portfolio Diversification
Loan Composition (As of June 30, 2008)
Other Res. Const.
11%
Owner Occupied
Commercial RE
5%
1-4 Fam. Res. Const.
6%
Commercial RE
29%
Home Equity
6%
Home Mortgage
6%
Comm. Const./Land
6%
Consumer/Other
1%
C&I
28%
Multifamily RE
6%

Diversified Deposits Deposit Composition (As of June 30, 2008) Interest Checking 8% CA Time 16% Savings 5% Money Market 22% Retail Time 8% Broker Time 4% Jumbo Time 12% Noninterest Checking 25% 18

Loans & Deposits Loans Deposits 2Q 2008 $773.5m $754.1m 1Q 2008 $754.4m $729.8m 4Q 2007 $746.2m $761.1m 3Q 2007 $756.3m $767.2m 19

Financial Strength
6/30/08* 6/30/07
Capital $ 136,229 $ 131,209
Leverage Capital Ratio         8.90% 8.75%
Tier 1 Capital Ratio 12.60% 12.61%
Total Capital Ratio 13.52% 13.71%
* Preliminary consolidated parent company ratios of First California Financial Group, Inc.

Be a dominant bank of choice in Southern
California for small & middle market
businesses
Excel in broader service-based culture
Attract and retain the best staff
Increase profitability
Enhance long-term franchise value
Our Goals

Our Outlook

Successful management team experienced in
acquisition, integration and growth
Proven process for opening new branches
Serving relatively strong Southern California coastal
communities
Unique window of opportunity to increase market share
Well-established credit culture
Exceptionally high quality loan portfolio with historically
low loan losses
A diversified core deposit base
A commitment to build shareholder value

Thank you. Questions?